As filed with the Securities and Exchange Commission on November 4, 2009

Registration No. 333-161230

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 2

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

COHEN & STEERS, INC.

(Exact name of registrant as specified in its charter)

Delaware	14-1904657
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

280 Park Avenue

New York, NY 10017

Telephone: (212) 832-3232

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Francis C. Poli, Esq.

Executive Vice President and General Counsel

Cohen & Steers, Inc.

280 Park Avenue

New York, NY 10017

Telephone: (212) 832-3232

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copy to:

Joshua Ford Bonnie, Esq.

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, NY 10017-3954

Telephone: (212) 455-2000

Facsimile: (212) 455-2502

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a small reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Common stock, $0.01 par value per share	6,025,000 shares	$19.00	(1)	$114,475,000	(1)	$6,388	(2)
Common stock, $0.01 par value per share	1,475,000 shares	$19.11	(3)	$28,187,250	(3)	$1,573

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, and based on the average high and low prices per share of common stock on August 6, 2009 as reported on the New York Stock Exchange.

(2)	Previously paid.

(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, and based on the average high and low prices per share of common stock on November 2, 2009 as reported on the New York Stock Exchange.

Pursuant to Rule 415(a)(6) under the Securities Act, this Registration Statement includes a total of 15,975,000 of unsold shares of common stock that had been previously registered on the Registration Statement on Form S-3 (Registration No. 333-136774) filed on August 21, 2006, which we refer to as the Prior Registration Statement. In connection with the registration of such unsold shares of common stock on the Prior Registration Statement, we paid an aggregate registration fee of $47,004. Accordingly, the amounts of the registration fees above have been calculated based on the proposed maximum offering price of the additional 7,500,000 shares of common stock registered on this Registration Statement. Pursuant to Rule 415(a)(6), the offering of the unsold securities registered under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 4, 2009

22,000,000 Shares

Cohen & Steers, Inc.

Common Stock

Cohen & Steers, Inc. may offer from time to time up to 10,000,000 shares of common stock. The selling stockholders identified in this prospectus may offer from time to time up to 12,000,000 shares of common stock.

This prospectus describes the general manner in which the shares of common stock may be offered and sold by us and the selling stockholders. If necessary, the specific manner in which shares of common stock may be offered and sold will be described in a supplement to this prospectus.

The shares of common stock are listed on the New York Stock Exchange under the symbol “CNS”. The last reported sale price of the shares of common stock on November 2, 2009, was $19.52 per share.

Investing in our securities involves risks. You should carefully consider the risks described under “Risk Factors” in Item 1A of our most recent Annual Report on Form 10-K and Item 1A of any subsequently filed Quarterly Reports on Form 10-Q (which documents are incorporated by reference herein), as well as the other information contained or incorporated by reference in this prospectus or in any prospectus supplement hereto before making a decision to invest in our securities. See “Where You Can Find More Information” below.

Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2009

You should rely only on the information contained or incorporated by reference in this prospectus or any supplement to this prospectus. We have not authorized anyone to provide you with different information. Neither we nor the selling stockholders are making an offer to sell or seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus or any supplement to this prospectus is accurate as of any date other than the date on the front cover of those documents. You should read all information supplementing this prospectus.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using a “shelf” registration process. Under the shelf registration process, we may offer from time to time up to an aggregate of 10,000,000 shares of common stock. In addition, certain selling stockholders may offer from time to time up to an aggregate of 12,000,000 shares of common stock.

i

COHEN & STEERS

Cohen & Steers, Inc., a Delaware corporation formed in 2004, together with its wholly-owned subsidiaries manages income-oriented equity portfolios specializing in U.S. and international real estate securities, large cap value stocks, listed infrastructure and utilities, and preferred securities. We serve individual and institutional investors through a wide range of open-end mutual funds, closed-end mutual funds and institutional separate accounts. We also offer alternative investment strategies such as hedged real estate securities portfolios and private real estate multimanager strategies. Our revenue is derived primarily from investment advisory, administration, distribution and service fees received from open-end and closed-end mutual funds and investment advisory fees received from institutional separate accounts. These fees are based on contractually specified percentages of the assets of each client’s portfolio. Revenue fluctuates with changes in the total value of the portfolios and is recognized over the period that the assets are managed.

Our principal executive offices are located at 280 Park Avenue, New York, NY 10017, and our telephone number is (212) 832-3232.

FORWARD LOOKING STATEMENTS

This prospectus contains or incorporates by reference forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 relating to our operations and our results of operations that are based on our current expectations, estimates and projections. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative versions of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties.

Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. We believe that these factors include, but are not limited to, those described under “Risk Factors” in Item 1A of our most recent Annual Report on Form 10-K and Item 1A of any subsequently filed Quarterly Reports on Form 10-Q (which documents are incorporated by reference herein), as well as the other information contained or incorporated by reference in this prospectus or in any prospectus supplement hereto. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in these reports. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any documents filed by us at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. Our filings with the SEC are also available to the public through the SEC’s Internet site at http://www.sec.gov and through the New York Stock Exchange, 20 Broad Street, New York, New York 10005. We make available free of charge on our website (http://www.cohenandsteers.com) our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with the SEC.

We have filed a registration statement on Form S-3 with the SEC relating to the shares of common stock covered by this prospectus. This prospectus is a part of the registration statement and does not contain all of the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of ours, please be aware that the reference is only a summary and that you should refer to the exhibits that are part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC’s public reference room in Washington, D.C., as well as through the SEC’s Internet site.

The SEC’s rules allow us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of the initial registration statement and prior to effectiveness of the registration statement and any reports filed by us with the SEC after the date of this prospectus and before the date that the offerings of the shares of common stock by means of this prospectus are terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

We incorporate by reference into this prospectus the following documents or information filed with the SEC:

(1)	Annual Report on Form 10-K for the year ended December 31, 2008, filed on March 16, 2009 (File No. 001-32236);

(2)	Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, filed on May 11, 2009 (File No. 001-32236);

(3)	Quarterly Report on Form 10-Q for the quarter ended June 30, 2009, filed on August 10, 2009 (File No. 001-32236);

(4)	The description of shares of common stock contained in the Registration Statement on Form 8-A, dated June 28, 2004 (File No. 001-32236), filed with the SEC under Section 12(b) of the Securities Exchange Act of 1934; and

(5)	All documents filed by us under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of the initial registration statement and prior to effectiveness of the registration statement and after the date of this prospectus and before the termination of the offerings to which this prospectus relates.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You can request those documents from the Corporate Secretary, Cohen & Steers, Inc., at 280 Park Avenue, 10th Floor, New York, New York 10017. You may also contact the Corporate Secretary at (212) 832-3232.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds from our sale of shares of common stock pursuant to this prospectus from time to time to enhance our asset management platform, launch new products, expand distribution, and for other general corporate purposes. Pending specific application of the net proceeds, we intend to invest them in short-term marketable securities.

We will not receive any proceeds from the sale of any shares of common stock offered by the selling stockholders.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of 500,000,000 shares of common stock, par value $.01 per share, and 50,000,000 shares of preferred stock. The following description of our capital stock is a summary and is qualified in its entirety by reference to our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, the forms of which are filed as exhibits to the registration statement of which this prospectus forms a part, and by applicable law.

Common Stock

All outstanding shares of our common stock are, and all shares of common stock to be outstanding immediately following this offering will be, fully paid and nonassessable.

Holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders.

Holders of our common stock are entitled to receive dividends when and if declared by our board of directors out of funds legally available therefor, subject to any statutory or contractual restrictions on the payment of dividends and to any restrictions on the payment of dividends imposed by the terms of any outstanding preferred stock.

Upon our dissolution or liquidation or the sale of all or substantially all of our assets, after payment in full of all amounts required to be paid to creditors and to the holders of preferred stock having liquidation preferences, if any, the holders of our common stock will be entitled to receive pro rata our remaining assets available for distribution.

Holders of our common stock do not have preemptive, subscription, redemption or conversion rights.

Preferred Stock

Our Amended and Restated Certificate of Incorporation authorizes our board of directors to establish one or more series of preferred stock (including convertible preferred stock). Unless required by law or by any stock exchange, the authorized shares of preferred stock will be available for issuance without further action by you. Our board of directors is able to determine, with respect to any series of preferred stock, the terms and rights of that series, including:

•	the designation of the series;

•	the number of shares of the series, which our board may, except where otherwise provided in the preferred stock designation, increase or decrease, but not below the number of shares then outstanding;

•	whether dividends, if any, will be cumulative or non-cumulative and the dividend rate of the series;

•	the dates at which dividends, if any, will be payable;

•	the redemption rights and price or prices, if any, for shares of the series;

•	the terms and amounts of any sinking fund provided for the purchase or redemption of shares of the series;

•	the amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of our company;

•

whether the shares of the series will be convertible into shares of any other class or series, or any other security, of our company or any other corporation, and, if so, the specification of the other class or series or other security, the conversion price or prices or rate or rates, any rate adjustments, the date or dates as of which the shares will be convertible and all other terms and conditions upon which the conversion may be made;

•	restrictions on the issuance of shares of the same series or of any other class or series; and

•	the voting rights, if any, of the holders of the series.

We have no intention at the present time of issuing any preferred stock, and would make any determination to issue preferred stock only based on our judgment as to the best interests of the company and our stockholders. Moreover, our policy is that we would only issue preferred stock for capital raising purposes and would not issue preferred stock with voting or other rights that are disproportionate to the economic interests of such preferred stock. Nevertheless, we could issue a series of preferred stock that could, depending on the terms of the series, impede or discourage an acquisition attempt or other transaction that some, or a majority, of you might believe to be in your best interests or in which you might receive a premium for your common stock over the market price of the common stock.

Authorized but Unissued Capital Stock

Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of the New York Stock Exchange, which would apply so long as the common stock remains listed on the New York Stock Exchange, require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of common stock. These additional shares may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.

One of the effects of the existence of unissued and unreserved common stock or preferred stock may be to enable our board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive the stockholders of opportunities to sell their shares of common stock at prices higher than prevailing market prices.

Anti-Takeover Effects of Provisions of Delaware Law

We are a Delaware corporation subject to Section 203 of the Delaware General Corporation Law. Section 203 provides that, subject to certain exceptions specified in the law, a Delaware corporation shall not engage in certain “business combinations” with any “interested stockholder” for a three year period following the time that the stockholder became an interested stockholder unless:

•	prior to such time, our board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding certain shares; or

•

at or subsequent to that time, the business combination is approved by our board of directors and by the affirmative vote of holders of at least 66  2/3% of the outstanding voting stock that is not owned by the interested stockholder.

•

Generally, a “business combination” includes a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with that person’s affiliates and associates, owns, or within the previous three years did own, 15% or more of our voting stock.

Under certain circumstances, Section 203 makes it more difficult for a person who would be an “interested stockholder” to effect various business combinations with a corporation for a three year period. The provisions of Section 203 may encourage companies interested in acquiring our company to negotiate in advance with our board of directors because the stockholder approval requirement would be avoided if our board of directors approves either the business combination or the transaction that results in the stockholder becoming an interested stockholder. These provisions also may make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is BNY Mellon Shareowner Services LLC.

MATERIAL UNITED STATES FEDERAL INCOME AND ESTATE TAX CONSEQUENCES

TO NON-U.S. HOLDERS

The following is a summary of the material United States federal income and estate tax consequences of the purchase, ownership and disposition of our common stock as of the date hereof. Except where noted, this summary deals only with common stock that is held as a capital asset by a non-U.S. holder.

A “non-U.S. holder” means a person (other than a partnership) that is not for United States federal income tax purposes any of the following:

•	an individual citizen or resident of the United States;

•

a corporation (or any other entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to United States federal income taxation regardless of its source; or

•

a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

This summary is based upon provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and regulations, rulings and judicial decisions as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in United States federal income and estate tax consequences different from those summarized below. This summary does not address all aspects of United States federal income and estate taxes and does not deal with foreign, state, local or other tax considerations that may be relevant to non-U.S. holders in light of their personal circumstances. In addition, it does not represent a detailed description of the United States federal income tax consequences applicable to you if you are subject to special treatment under the United States federal income tax laws (including if you are a United States expatriate, “controlled foreign corporation,” “passive foreign investment company” or a partnership or other pass-through entity for United States federal income tax purposes). We cannot assure you that a change in law will not alter significantly the tax considerations that we describe in this summary.

If a partnership holds our common stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our common stock, you should consult your tax advisors.

If you are considering the purchase of our common stock, you should consult your own tax advisors concerning the particular United States federal income and estate tax consequences to you of the ownership of the common stock, as well as the consequences to you arising under the laws of any other taxing jurisdiction.

Dividends

Dividends paid to a non-U.S. holder of our common stock generally will be subject to withholding of United States federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. However, dividends that are effectively connected with the conduct of a trade or business by the non-U.S. holder within the United States (and, if required by an applicable income tax treaty, are attributable to a United States permanent establishment) are not subject to the withholding tax, provided certain certification and disclosure requirements are satisfied. Instead, such dividends are subject to United States federal income tax on a net income basis in the same manner as if the non-U.S. holder were a United States person as defined under the

Code. Any such effectively connected dividends received by a foreign corporation may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

A non-U.S. holder of our common stock who wishes to claim the benefit of an applicable treaty rate and avoid backup withholding, as discussed below, for dividends will be required (a) to complete Internal Revenue Service Form W-8BEN (or other applicable form) and certify under penalty of perjury that such holder is not a United States person as defined under the Code and is eligible for treaty benefits or (b) if our common stock is held through certain foreign intermediaries, to satisfy the relevant certification requirements of applicable United States Treasury regulations. Special certification and other requirements apply to certain non-U.S. holders that are pass-through entities rather than corporations or individuals.

A non-U.S. holder of our common stock eligible for a reduced rate of United States withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the Internal Revenue Service.

Gain on Disposition of Common Stock

Any gain realized on the disposition of our common stock generally will not be subject to United States federal income tax unless:

•

the gain is effectively connected with a trade or business of the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment of the non-U.S. holder);

•	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or

•	we are or have been a “United States real property holding corporation” for United States federal income tax purposes.

An individual non-U.S. holder described in the first bullet point immediately above will be subject to tax on the net gain derived from the sale under regular graduated United States federal income tax rates. An individual non-U.S. holder described in the second bullet point immediately above will be subject to a flat 30% tax on the gain derived from the sale, which may be offset by United States source capital losses, even though the individual is not considered a resident of the United States. If a non-U.S. holder that is a foreign corporation falls under the first bullet point immediately above, it will be subject to tax on its net gain in the same manner as if it were a United States person as defined under the Code and, in addition, may be subject to the branch profits tax equal to 30% of its effectively connected earnings and profits or at such lower rate as may be specified by an applicable income tax treaty.

We believe we are not and do not anticipate becoming a “United States real property holding corporation” for United States federal income tax purposes.

Federal Estate Tax

Common stock held by an individual non-U.S. holder at the time of death will be included in such holder’s gross estate for United States federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.

Information Reporting and Backup Withholding

We must report annually to the Internal Revenue Service and to each non-U.S. holder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of an applicable income tax treaty.

A non-U.S. holder will be subject to backup withholding for dividends paid to such holder unless such holder certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that such holder is a United States person as defined under the Code), or such holder otherwise establishes an exemption.

Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale of our common stock within the United States or conducted through certain United States-related financial intermediaries, unless the beneficial owner certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a United States person as defined under the Code), or such owner otherwise establishes an exemption.

Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder’s United States federal income tax liability provided the required information is furnished to the Internal Revenue Service.

SELLING STOCKHOLDERS

The following table sets forth the name, the number of shares of common stock beneficially owned as of November 4, 2009, the maximum number of shares of common stock that may be offered pursuant to this prospectus and the number of shares of common stock that would be beneficially owned after the sale of the maximum number of shares of common stock for each selling stockholder.

	Shares Beneficially Owned			Maximum Number of Shares to be Sold Hereunder		Shares Beneficially Owned After the Sale of the Maximum Number of Shares
Name of Selling Stockholder	Number		Percentage			Number	Percentage
Martin Cohen	11,780,677	(1)(2)	28.0%	6,000,000	(4)	5,780,677	13.7%
Robert H. Steers	11,776,990	(2)(3)	28.0%	6,000,000	(5)	5,776,990	13.7%

(1)	Includes 1,340,701 shares of common stock held by The Martin Cohen 1998 Family Trust, of which Mr. Cohen’s spouse serves as trustee. Mr. Cohen disclaims beneficial ownership of the shares held by this trust.
(2)	We have also issued restricted stock units that represent a contractual right to receive a share of common stock on a specified delivery date in the future. The number of shares of common stock set forth above does not include the restricted stock units held by Mr. Cohen and the restricted stock units held by Mr. Steers since Messrs. Cohen and Steers do not have a right to acquire the shares underlying the restricted stock units within sixty days.
(3)	Includes 950,920 shares of common stock held by The Robert H. Steers Family Trust, of which Mr. Steers’ spouse serves as trustee, and 4,000,000 shares of common stock held by The Robert H. Steers Qualified Annuity Trust, of which Mr. Steers serves as the trustee. Mr. Steers disclaims beneficial ownership of the shares held by these trusts.
(4)	The shares of common stock that may be sold by Mr. Cohen were received by him (1) in August 2004 pursuant to an internal reorganization effected prior to the completion of our initial public offering, (2) in August 2004 pursuant to purchases made at the time of our initial public offering or (3) on various dates between December 2004 and January 2008 pursuant to the award of restricted stock units granted pursuant to the Amended and Restated Cohen & Steers, Inc. 2004 Stock Incentive Plan. The shares of common stock that may be sold by Mr. Cohen may also include up to 140,631 shares scheduled to be delivered pursuant to outstanding restricted stock units held by Mr. Cohen as of the original date of filing of the registration statement of which this prospectus forms a part. The delivery of shares pursuant to such restricted stock units is subject to, in certain cases, continued service and compliance with certain restrictive covenants. See Note 2 above.
(5)	The shares of common stock that may be sold by Mr. Steers were received by him (1) in August 2004 pursuant to an internal reorganization effected prior to the completion of our initial public offering, (2) in August 2004 pursuant to purchases made at the time of our initial public offering or (3) on various dates between December 2004 and January 2008 pursuant to the award of restricted stock units granted pursuant to the Amended and Restated Cohen & Steers, Inc. 2004 Stock Incentive Plan. The shares of common stock that may be sold by Mr. Steers may also include up to 140,631 shares scheduled to be delivered pursuant to outstanding restricted stock units held by Mr. Steers as of the original date of filing of the registration statement of which this prospectus forms a part. The delivery of shares pursuant to such restricted stock units is subject to, in certain cases, continued service and compliance with certain restrictive covenants. See Note 2 above.

PLAN OF DISTRIBUTION

Cohen & Steers, Inc. and the selling stockholders, and their pledgees, donees, transferees or other successors in interest, may from time to time offer and sell, separately or together, some or all of the shares of common stock covered by this prospectus. Registration of the shares of common stock covered by this prospectus does not mean, however, that those shares of common stock necessarily will be offered or sold.

The shares of common stock covered by this prospectus may be sold from time to time, at market prices prevailing at the time of sale, at prices related to market prices, at a fixed price or prices subject to change or at negotiated prices, by a variety of methods including the following:

•	on the New York Stock Exchange (including through at the market offerings);

•	in the over-the-counter market;

•	in privately negotiated transactions;

•	through broker/dealers, who may act as agents or principals;

•	through one or more underwriters on a firm commitment or best-efforts basis;

•	in a block trade in which a broker/dealer will attempt to sell a block of shares of common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	through put or call option transactions relating to the shares of common stock;

•	directly to one or more purchasers;

•	through agents; or

•	in any combination of the above.

In effecting sales, brokers or dealers engaged by us or the selling stockholders may arrange for other brokers or dealers to participate. Broker/dealer transactions may include:

•	purchases of the shares of common stock by a broker/dealer as principal and resales of the shares of common stock by the broker/dealer for its account pursuant to this prospectus;

•	ordinary brokerage transactions; or

•	transactions in which the broker/dealer solicits purchasers on a best efforts basis.

Neither we nor the selling stockholders have entered into any agreements, understandings or arrangements with any underwriters or broker/dealers regarding the sale of the shares of common stock covered by this prospectus. At any time a particular offer of the shares of common stock covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will set forth the aggregate amount of shares of common stock covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents. In addition, to the extent required, any discounts, commissions, concessions and other items constituting underwriters’ or agents’ compensation, as well as any discounts, commissions or concessions allowed or reallowed or paid to dealers, will be set forth in such revised prospectus supplement. Any such required prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the shares of common stock covered by this prospectus.

We or the selling stockholders may also authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the revised prospectus or prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The conditions to these contracts and the commission that we or the selling stockholders must pay for solicitation of these contracts will be described in a revised prospectus or prospectus supplement.

In connection with the sale of the shares of common stock covered by this prospectus through underwriters, underwriters may receive compensation in the form of underwriting discounts or commissions and may also receive commissions from purchasers of shares of common stock for whom they may act as agent. Underwriters may sell to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

Any underwriters, broker/dealers or agents participating in the distribution of the shares of common stock covered by this prospectus may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions received by any of those underwriters, broker/dealers or agents may be deemed to be underwriting commissions under the Securities Act.

We estimate that the total expenses in connection with the offer and sale of shares of common stock pursuant to this prospectus, other than underwriting discounts and commissions, will be approximately $241,388 including fees of our counsel and accountants, fees payable to the SEC and listing fees.

Cohen & Steers, Inc. and the selling stockholders may agree to indemnify underwriters, broker/dealers or agents against certain liabilities, including liabilities under the Securities Act, and may also agree to contribute to payments which the underwriters, broker/dealers or agents may be required to make.

Certain of the underwriters, broker/dealers or agents who may become involved in the sale of the shares of common stock may engage in transactions with and perform other services for us in the ordinary course of their business for which they receive customary compensation.

Some of the shares of common stock covered by this prospectus may be sold by selling stockholders in private transactions or under Rule 144 under the Securities Act rather than pursuant to this prospectus.

LEGAL MATTERS

The validity of the shares of common stock offered hereby will be passed upon for us by Salvatore Rappa, Esq. Senior Vice President and Associate General Counsel of the Company.

EXPERTS

The financial statements, incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, and the effectiveness of the Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following is an itemization of all fees and expenses incurred or expected to be incurred by the registrant in connection with the issuance and distribution of the securities being registered hereby, other than underwriting discounts and commissions. All but the SEC registration fee and New York Stock Exchange listing fee are estimates and remain subject to future contingencies.

Securities and Exchange Commission registration fee	$7,961
Printing and engraving expenses	$50,000
Legal fees and expenses	$150,000
Accounting fees and expenses	$25,000
Miscellaneous	$10,000

Total	$242,961

Item 15.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law provides, in summary, that directors and officers of Delaware corporations are entitled, under certain circumstances, to be indemnified against all expenses and liabilities (including attorneys’ fees) incurred by them as a result of suits brought against them in their capacity as a director or officer, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful; provided that no indemnification may be made against expenses in respect of any claim, issue or matter as to which they shall have been adjudged to be liable to us, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, they are fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Any such indemnification may be made by us only as authorized in each specific case upon a determination by the stockholders, disinterested directors or independent legal counsel that indemnification is proper because the indemnitee has met the applicable standard of conduct.

Our certificate of incorporation and by-laws provide that we will indemnify our directors and officers to the fullest extent permitted by law and that no director shall be liable for monetary damages to us or our stockholders for any breach of fiduciary duty, except to the extent provided by applicable law.

We currently maintain liability insurance for our directors and officers. Such insurance is available to our directors and officers in accordance with its terms.

Item 16.	Exhibits.

Reference is made to the information contained in the Exhibit Index filed as part of this Registration Statement, which information is incorporated herein by reference pursuant to Rule 411 of the Securities and Exchange Commission’s Rules and Regulations under the Securities Act of 1933.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement;

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Act”);

(ii)	to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) that are incorporated by reference in this Registration Statement.

(2)	That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

(ii)	each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date.

(5)	The undersigned registrant undertakes that, for the purpose of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of an undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned registrant or used or referred to by an undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about an undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by an undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of New York, state of New York, on November 4, 2009.

COHEN & STEERS, INC.

By:	/s/ Martin Cohen
Name: Martin Cohen Title: Co-Chairman and Co-Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on November 4, 2009 by the following persons in the capacities indicated.

Signature	Title	Date

* Martin Cohen	Co-Chairman and Co-Chief Executive Officer	November 4, 2009

* Robert H. Steers	Co-Chairman and Co-Chief Executive Officer	November 4, 2009

* Richard E. Bruce	Director	November 4, 2009

* Peter L. Rhein	Director	November 4, 2009

* Richard P. Simon	Director	November 4, 2009

* Edmond D. Villani	Director	November 4, 2009

* Matthew S. Stadler	Executive Vice President & Chief Financial Officer (Principal Financial Officer)	November 4, 2009

* Bernard M. Doucette	Senior Vice President & Chief Accounting Officer (Principal Accounting Officer)	November 4, 2009

*By:	/s/ Martin Cohen
Martin Cohen
as Attorney-in-fact

EXHIBIT INDEX

The following is a complete list of exhibits filed as part of this Registration Statement, which are incorporated herein.

Exhibit No.	Description of Exhibit
1.1*	Form of Underwriting Agreement.

4.1	Form of Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 of the Cohen & Steers, Inc. Registration Statement on Form S-1 filed with the SEC (No. 333-114027) on June 25, 2004).

5.1**	Opinion of Salvatore Rappa, Esq. Senior Vice President and Associate General Counsel of the Company, as to the legality of the securities being registered.

23.1	Consent of Deloitte & Touche LLP.

23.2**	Consent of Salvatore Rappa, Esq. Senior Vice President and Associate General Counsel of the Company (reference is made to Exhibit 5.1 filed herewith).

24.1**	Power of Attorney

*	To be filed by amendment or by a Current Report on Form 8-K pursuant to Item 601(b) of Regulation S-K if the securities are sold through one or more underwriters.
**	Previously filed.